UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2005

GOLD KIST INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	2-59958	20-1163666
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

244 Perimeter Center Parkway, NE, Atlanta, Georgia, 20246

(Addresses of Principal Executive Offices, including Zip Code)

(770) 393-5000

(Registrant’s Telephone Number, including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreements.

During the process of the conversion of Gold Kist Inc. (“Gold Kist” or the “Company”) from a cooperative marketing association to a for profit corporation and its initial public offering completed on October 13, 2004, the Board of Directors of Gold Kist engaged an outside compensation consultant to provide an independent analysis of Gold Kist’s executive compensation program and practices. The results of the analysis completed by this independent consultant, and corroborated by management and the Board of Directors, included the following observations about Gold Kist’s fiscal 2004 executive compensation:

•	total cash compensation levels were significantly less than the competitive norm;

•	due to the historical status of Gold Kist as a cooperative, there was no long-term equity incentive compensation;

•	employment agreements were competitive but contained some terms and conditions that were not consistent with public-company practices; and

•	change in control agreements provided for potential payments that exceeded those customary for public companies.

At several meetings subsequent to the conversion, the Compensation Committee of the newly constituted Board of Directors of Gold Kist reviewed all components of the Company officers’ compensation, including salary, bonus, equity and other long-term incentive compensation, and other benefits, the earnings and accumulated payout obligations under the Company’s pension plan, and the actual projected payout obligations under the Company’s supplemental executive retirement plan under possible severance and change in control scenarios. The Committee also reviewed specifically the dollar value to the officers and the cost to the Company of all components of compensation, including severance and change in control compensation, under various payout scenarios.

The Compensation Committee considered these matters and ultimately recommended to the Board of Directors that it seek to replace the existing employment agreements and change in control agreements and make certain other adjustments to the compensation program. The Committee’s recommendations were intended to align the Company’s executive compensation program with the Committee’s philosophy of executive compensation and to more closely reflect current competitive practices. In particular, the Committee specifically proposed to revise the executive compensation program in order to significantly reduce the cost to the Company of severance and change in control payouts and related excise tax payments, while adjusting other aspects of the program to align the executives’ interests more closely with the shareholders’ interests by increasing their stock ownership.

As described more fully below, based on the Compensation Committee recommendations, the Board of Directors unanimously approved replacement employment agreements with Messrs. Bekkers and Stimpert and replacement change in control agreements with ten other officers, including the other executive officers. Contingent upon the officers’ acceptance of these replacement agreements, (i) the Compensation Committee approved certain equity grants to such officers under the Company’s 2004 Long-Term Incentive Plan and established performance goals for fiscal year 2005 under the Executive Management Incentive Plan, and (ii) the Pension Committee approved certain amendments to the pension plan, which in effect amended the supplemental executive retirement plan, to exclude certain benefits from the definition of pensionable earnings.

Employment Agreements with Executive Officers

The Board approved an offer to each of Mr. John Bekkers, President and Chief Executive Officer, and Mr. Michael A. Stimpert, Senior Vice President, Planning and Administration, to terminate his existing employment agreement and change in control agreement with the Company and to enter into a new employment agreement with the Company. On January 24, 2005, Mr. Bekkers and Mr. Stimpert accepted the offers and executed new employment agreements, which contain the following material terms: (i) three year term expiring December 31, 2007, with automatic one-year extensions beginning December 31, 2005 unless expressly not renewed at least 60 days before renewal date; (ii) annual base salary of $750,000 for Mr. Bekkers and $360,000 for Mr. Stimpert, with annual increases in the discretion of the Compensation Committee; and (iii) participation in discretionary annual bonus, other incentive compensation programs, welfare programs and other compensation programs that are generally provided for the senior management personnel of the Company and its subsidiaries, as determined by the Board from time to time.

The employment agreement also specifies the payments and benefits to which the executive is entitled upon the termination of his employment during the term for specified reasons, including death, disability, retirement, termination for cause and resignation for good reason (as such terms are defined in the employment agreement). If the executive’s employment is terminated by the Company for any reason other than cause or disability, or by the executive for good reason, he will receive (i) a lump sum cash payment equal to his “accrued obligations” (unpaid salary through the date of termination, a pro rata bonus for the year of termination and any unpaid, accrued vacation pay), (ii) a severance payment equal to a multiple (three in the case of Mr. Bekkers, and two in the case of Mr. Stimpert) of his then-current annual salary and target bonus for the year; and (iii) continued participation in all welfare benefits to the executive and his family, subject to certain limitations, for a period of time (36 months in the case of Mr. Bekkers, and 24 months in the case of Mr. Stimpert). In addition, the Company will pay or provide to the executive any other amounts or benefits to which he is entitled under any of the Company’s plans, programs, policies, practices or contracts then in effect.

Upon the termination of the executive’s employment by reason of death, disability or retirement, the employment agreement will terminate without further obligation of the Company other than the payment of any accrued obligations and any other amounts or benefits to which the executive is entitled under any of the Company’s plans, programs, policies, practices or contracts then in effect. If the executive’s employment is terminated by the Company for cause, or he resigns without good reason, the executive will receive any accrued obligations and any other amounts or benefits to which he is entitled under any of the Company’s plans, programs, policies, practices or contracts then in effect, except that he will not receive a prorata bonus for the year of termination.

In addition, the employment agreement provides that, upon the occurrence of a change in control, the executive’s stock options, stock appreciation rights and restricted stock awards will become fully vested and his long-term incentive performance share awards will vest at the “target” performance level and payout on a time-based prorata basis, whether or not his employment terminates.

The employment agreement provides that if a payment to or for the benefit of the executive would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then he will receive a full gross up of any excise tax imposed, including income and excise taxes on such gross-up amount, subject to a 10% threshold benefit amount.

Mr. Bekkers and Mr. Stimpert agree in the new employment agreement that for a period of two years following the termination of his employment with the Company for any reason, he will not disclose any confidential information, solicit employees of the Company to terminate their employment with the Company, or provide competitive services.

The potential costs to the Company for the benefits payable in the event of a change in control under the new employment agreements with Mr. Bekkers and Mr. Stimpert are estimated to be substantially less than potential costs of the benefits payable in the event of a change in control under their previous employment and change in control agreements. Copies of the new employment agreements between the Company and Messrs. Bekkers and Stimpert are filed as Exhibit 10.1 and 10.2 to this Report, respectively, and are incorporated by reference herein.

Change in Control Agreements with Executive Officers and Others

The Board of Directors approved an offer to Stephen O. West, Chief Financial Officer and Vice President, and Donald W. Mabe, Vice President of Operations (each of whom is an executive officer) and to each of David Dyson, Marshall Smithermann, Harry McDonald, Allen Merritt, Sandra Kearney, Walter Pohl, Michael Naumann and Wayne Lord (who are not executive officers) to terminate his or her existing change in control agreement with the Company and to enter into a new change in control agreement with the Company. On January 24, 2005, each such officer accepted the offer and executed a new change in control agreement. Pursuant to the agreement, in the event a change of control (as defined in the agreement) occurs during the “change of control period,” the Company agrees to continue to employ the executive for a period of two years thereafter (the “employment period”). The “change of control period” means the three-year period ending on January 25, 2008; provided that on each annual anniversary of the agreement, beginning on January 25, 2006, the change of control period will be automatically extended so as to terminate three years after such anniversary, unless the Company provides timely notice to the executive that it will not extend the period.

Once a change in control occurs and during the ensuing two-year employment period, the executive will be entitled to his or her pre-change-in-control position, authority, duties, office location, salary, bonus and benefits. In addition, upon the occurrence of a change in control, all of the executive’s options, stock appreciation rights and restricted stock awards will become fully vested and his or her long-term incentive performance share awards will vest at the “target” performance level and payout on a time-based prorata basis, whether or not the executive’s employment terminates.

The change in control agreement also specifies the payments and benefits to which the executive is entitled upon the termination of his or her employment for specified reasons after a change in control, including death, disability, retirement, termination for cause and resignation for good reason (as such terms are defined in the agreement). If the executive is terminated by the Company for any reason other than cause or disability, or by the executive for good reason, after a change in control, he or she will receive (i) a lump sum cash payment equal to “accrued obligations” (unpaid salary through the date of termination, a pro rata bonus for the year of termination and any unpaid, accrued vacation pay), (ii) a severance payment equal to a multiple (two in the case of Messrs. West and Mabe, and 1.5 in the case of the other officers) of the executive’s then-current annual salary and target bonus for the year; and (iii) continued participation in all welfare benefits to the executive and his or her family, subject to certain limitations, for a period of time (24 months in the case of Messrs. West and Mabe, and 18 months in the case of the other officers). In addition, the Company will pay or provide to the executive any other amounts or benefits to which he or she is entitled under any of the Company’s plans, programs, policies, practices or contracts then in effect.

Upon the termination of the executive’s employment by reason of death, disability or retirement after a change in control, the employment agreement will terminate without further obligation of the Company other than the payment of any accrued obligations and any other amounts or benefits to which the executive is entitled under any of the Company’s plans, programs, policies, practices or contracts then in effect. If the executive’s employment is terminated by the Company for cause or he or she resigns without good reason, after a change in control, the executive will receive any accrued obligations and any other amounts or benefits to which the executive is entitled under any of the Company’s plans, programs, policies, practices or contracts then in effect, except that he or she will not receive a prorata bonus for the year of termination.

The agreement provides that if a payment to or for the benefit of the executive would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the executive will receive a full gross up of any excise tax imposed, including income and excise taxes on such gross-up amount, subject to a 10% threshold benefit amount.

Each of the officers agrees in the new change in control agreement that for a period of two years following the termination of his or her employment with the Company for any reason, he or she will not disclose any confidential information, solicit employees of the Company to terminate their employment with the Company, or provide competitive services.

The potential costs to the Company for the benefits payable in the event of a change in control under the new agreements with Mr. West and Mr. Mabe and the other officers as a group are estimated to be substantially less than potential costs of the benefits payable in the event of a change in control under the previous change in control agreements. A copy of the form of the new change in control agreements between the Company and the executive officers is filed as Exhibit 10.3 to this Report and is incorporated by reference herein.

Grants under the Company’s 2004 Long-Term Incentive Plan

Contingent upon the execution by the officers of the employment agreements or change in control agreements described above, the Compensation Committee approved grants to such officers of stock appreciation rights, performance shares and, in most cases, restricted stock under Gold Kist’s 2004 Long-Term Incentive Plan.

The grants became effective on January 24, 2005, the date that the new employment agreements and change in control agreements were executed.

The restricted stock awards vest as to 25% of the shares on each anniversary of the date of grant, beginning January 24, 2006, provided, however, that the restrictions will lapse immediately upon (i) the grantee’s termination of employment by reason of death, disability or retirement, or (ii) the occurrence of a change in control (as such terms are defined in the grantee’s employment agreement or change in control agreement, as the case may be).

The stock appreciation rights vest in two equal annual installments, beginning on January 24, 2008; provided, however, that the stock appreciation rights will vest and become immediately exercisable upon (i) the grantee’s termination of employment by reason of death, disability or retirement, or (ii) the occurrence of a change in control (as such terms are defined in the grantee’s employment agreement or change in control agreement, as the case may be).

The performance share awards provide the holder the opportunity to earn a number of shares of common stock of the Company at the end of a three-year performance cycle, based upon the Company’s relative profitability (expressed as profit-per-bird-processed) compared to the weighted average profits of a peer group of poultry processing companies, as compiled for the final fiscal year in the performance period (fiscal year ending September 30, 2007).

The form of Restricted Stock Certificate, Stock Appreciation Rights Certificate, and Performance Share Certificate granted to the executive officers and the non-executive officers on January 24, 2005 are filed as Exhibit 10.4, Exhibit 10.5 and Exhibit 10.6 to this Report and are incorporated herein by reference.

Performance Goals under the Executive Management Incentive Plan

Effective as of January 24, 2005, the date of execution of the employment and change in control agreements described above, the Compensation Committee established performance goals and target awards for executive officers for fiscal year 2005 under the Executive Management Incentive Plan. The Compensation Committee established a performance matrix based on corporate return on equity and net operating margin. Target awards were established for each participant, expressed as a percentage of base salary. Actual bonuses payable for fiscal year 2005 (if any) will vary depending on the extent to which actual performance meets, exceeds or falls short of the corporate performance goals approved by the Compensation Committee. The maximum bonus opportunity for an executive is 150% of his or her target award.

Pension Plan Amendment

Effective as of January 28, 2005, the Pension Committee approved an amendment to the Company’s Pension Plan, which automatically amended the related supplemental executive retirement plan, to eliminate from the calculation of benefits under such retirement plans any severance payments or severance benefits made pursuant to the new employment and change in control agreements.

Item 1.02. Termination of Material Definitive Agreements.

As described above under Item 1.01, on January 24, 2005, each of Mr. John Bekkers, President and Chief Executive Officer, and Mr. Michael A. Stimpert, Senior Vice President, Planning and Administration, voluntarily terminated his employment agreement and change in control agreement with the Company in exchange for a new employment agreement, and ten other officers of the Company voluntarily terminated his or her change in control agreement with the Company in exchange for a new change in control agreement.

The material terms of the terminated employment agreements with Mr. Bekkers and Mr. Stimpert and the terminated change in control agreements are described in the Company’s Registration Statement on Form S-4, Registration No. 116067 under “Executive Compensation – Executive Agreements” and –“Change in Control Plans.” Such descriptions are incorporated herein by reference,

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Employment Agreement by and between Gold Kist Inc. and John Bekkers, dated as of January 24, 2005

10.2	Employment Agreement by and between Gold Kist Inc. and Michael A. Stimpert, dated as of January 24, 2005

10.3	Form of Change in Control Agreement with Executive Officers of Gold Kist Inc., dated January 24, 2005

10.4	Form of Restricted Stock Certificate under the Gold Kist Inc. 2004 Long-Term Incentive Plan

10.5	Form of Stock Appreciation Rights Certificate under the Gold Kist Inc. 2004 Long-Term Incentive Plan

10.6	Form of Performance Share Certificate under the Gold Kist Inc. 2004 Long-Term Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD KIST INC.

/s/ Stephen O. West
Stephen O. West
Chief Financial Officer and Vice President

Date: January 28, 2005